EXHIBIT INDEX

Exhibits
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99.1     Proxy Vote for Meeting of Limited Partners of Technology Funding
         Venture Partners V, An Aggressive Growth Fund, L.P.
         May 20, 2005

TECHNOLOGY FUNDING VENTURE PARTNERS V,
AN AGGRESSIVE GROWTH FUND, L.P.

Proxy Vote for Tri-Annual Meeting of Limited Partners

Proxy Solicited by the Individual General Partners of the Partnership

The Inspector of Election for the Tri-Annual Meeting of the Limited Partners of Technology Funding Venture Partners V, An
Aggressive Growth Fund, L.P., (the "Partnership") held at 460 St.
Michael's Drive, Suite 1000, Santa Fe, New Mexico 87505, at 11:00 a.m. local time, on Friday, May 20, 2005, reports the vote tallies for the following proposals:

1. The election of two Individual General Partners each for a three-year term or until the earlier termination of the Partnership.

Harry E. Kitch      384,387 Units voting For
Richard A. Marcum   384,477 Units voting For

2. The election of two Managing General Partners each to serve for a three-year term or until the earlier termination of the Partnership.

Technology Funding Inc.    384,045 Units voting For
Technology Funding Ltd.    384,095 Units voting For

3. The amendment of Articles 3.01, 3.02 and 3.05 of the Amended and Restated Limited Partnership Agreement to remove Technology Funding Inc., a Managing General Partner, as a voting General Partner on matters of Partnership governance.

FOR - 378,965         AGAINST - 7,618         ABSTAIN - 13,417

4. Ratification of the Individual General Partners' appointment of Grant Thornton LLP as independent registered public accountants of the Partnership.

FOR - 386,417         AGAINST - 4,899         ABSTAIN - 8,684